Western Alliance Bancorporation
One East Washington Street
Phoenix, AZ 85004
www.westernalliancebancorporation.com

PHOENIX--(BUSINESS WIRE)--January 24, 2023
FOURTH QUARTER AND FULL YEAR 2022 FINANCIAL RESULTS

Fourth Quarter Highlights:

Net income	Earnings per share	PPNR[1]	Net interest margin	Efficiency ratio[1]	Book value per common share
$293.0 million	$2.67	$367.8 million	3.98%	46.9%	$46.47
					$40.25[1], excluding goodwill and intangibles

CEO COMMENTARY:
“Western Alliance’s diversified, national commercial business strategy drove the strong momentum that was sustained throughout the year, closing out the fourth quarter with record revenues, earnings and tangible book value as we thoughtfully deployed liquidity into sound organic growth,” said Kenneth A. Vecchione, President and Chief Executive Officer. “We achieved a record $293.0 million in net income and earnings per share of $2.67 for the quarter, an increase of 15.1% from the prior year, while tangible book value per share rose 6.4% year-over-year to $40.25. Quarterly deposits declined $1.9 billion, primarily driven by short-term seasonal tax and insurance escrow deposit outflows in our Mortgage Warehouse Group. These seasonal factors have already reversed since year end, with quarter-to-date 2023 average total deposit balances up more than $2.4 billion."
“Western Alliance’s full year results are a direct reflection of our collaborative culture and flexible business model that strongly position us to sustain our earnings trajectory into 2023, all while continuing our focus on asset quality. Net charge-offs for the year totaled a modest $1.5 million, with a non-performing assets to total assets ratio of 0.14% at the end of the year. Our growing net interest income during the year drove an increase in earnings as PPNR climbed 25.7% over the prior year to $1.4 billion, with net income of $1.1 billion and earnings per share up 11.9% to $9.70.”

Acquisition of Digital Disbursements and AmeriHome Mortgage Company:
On January 25, 2022, the Company completed its acquisition of Digital Settlement Technologies LLC, doing business as Digital Disbursements, a digital payments platform for the class action legal industry. On April 7, 2021, the Company completed its acquisition of Aris Mortgage Holding Company, LLC, the parent company of AmeriHome Mortgage Company, LLC ("AmeriHome"). The Company's results include the financial results of Digital Disbursements and AmeriHome beginning on the acquisition dates noted.

LINKED-QUARTER BASIS	FULL YEAR

FINANCIAL HIGHLIGHTS:
▪Net income of $293.0 million and earnings per share of $2.67, compared to $264.0 million and $2.42, respectively
▪Net revenue of $701.2 million, an increase of 5.6%, or $37.3 million, compared to an increase in non-interest expenses of 9.0%, or $27.6 million
▪Pre-provision net revenue1 of $367.8 million, up $9.7 million from $358.1 million
▪Effective tax rate of 19.7%, compared to 19.9%
▪Net income of $1.1 billion and earnings per share of $9.70, up 17.6% and 11.9%, from $899.2 million and $8.67, respectively
▪Net revenue of $2.5 billion, an increase of 30.1%, or $587.9 million, compared to an increase in non-interest expenses of 35.9%, or $305.3 million
▪Pre-provision net revenue1 of $1.4 billion, up $282.6 million from $1.1 billion
▪Effective tax rate of 19.7%, compared to 19.9%

FINANCIAL POSITION RESULTS:
▪HFI loans of $51.9 billion, down $339 million, or 0.6%
▪Total deposits of $53.6 billion, down $1.9 billion, or 3.5%
▪Stockholders' equity of $5.4 billion, up $335 million
▪Increase in HFI loans of $10.9 billion, or 27.9%, net of EBO loans with a $1.9 billion balance at December 31, 2022 transferred from HFS to HFI during 2022
▪Increase in total deposits of $6.0 billion, or 12.7%
▪Increase in stockholders' equity of $393 million

LOANS AND ASSET QUALITY:
▪Nonperforming assets (nonaccrual loans and repossessed assets) to total assets of 0.14%, compared to 0.15%
▪Annualized net loan charge-offs (recoveries) to average loans outstanding of 0.01%, compared to (0.02)%
▪Nonperforming assets to total assets of 0.14%, compared to 0.15%
▪Net loan charge-offs (recoveries) to average loans outstanding of approximately 0.00%, compared to 0.02%

KEY PERFORMANCE METRICS:
▪Net interest margin of 3.98%, compared to 3.78%
▪Return on average assets and on tangible common equity1 of 1.67% and 27.0%, compared to 1.53% and 24.9%, respectively
▪Tangible common equity ratio1 of 6.5%, compared to 5.9%
▪CET 1 ratio of 9.3%, compared to 8.7%
▪Tangible book value per share1, net of tax, of $40.25, an increase of 8.3% from $37.16
▪Efficiency ratio1 of 46.9%, compared to 45.5%
▪Net interest margin of 3.67%, compared to 3.41%
▪Return on average assets and on tangible common equity1 of 1.62% and 25.4%, compared to 1.83% and 26.2%, respectively
▪Tangible common equity ratio1 of 6.5%, compared to 7.3%
▪CET 1 ratio of 9.3%, compared to 9.1%
▪Tangible book value per share1, net of tax, of $40.25, an increase of 6.4% from $37.84
▪Efficiency ratio1 of 44.9%, compared to 42.9%
1     See reconciliation of Non-GAAP Financial Measures starting on page 19.

Income Statement
Net interest income was $639.7 million in the fourth quarter 2022, an increase of $37.6 million from $602.1 million in the third quarter 2022, and an increase of $189.1 million, or 42.0%, compared to the fourth quarter 2021. The increase in net interest income from the third quarter 2022 is due to a higher rate environment, which drove an increase in yields on interest earning assets and also pushed interest rates higher on deposits and short-term borrowings. HFI loan growth and higher yields on HFI loans, partially offset by higher interest rates on deposits and an increase in other borrowings, drove the increase in net interest income from the fourth quarter 2021.
The Company recorded a provision for credit losses of $3.1 million in the fourth quarter 2022, a decrease of $25.4 million from $28.5 million in the third quarter 2022, and a decrease of $10.1 million from $13.2 million in the fourth quarter 2021. The provision for credit losses during the fourth quarter 2022 is primarily due to heightened economic uncertainty, offset by a decrease in loans.
The Company’s net interest margin in the fourth quarter 2022 was 3.98%, an increase from 3.78% in the third quarter 2022, and an increase from 3.33% in the fourth quarter 2021. The higher rate environment drove an increase in net interest margin, with yields on interest earning assets more than offsetting the increase in rates on deposits and borrowings. The increase in net interest margin from the fourth quarter 2021 was driven by HFI loan growth plus an increase in rates, partially offset by higher deposits and borrowings coupled with higher rates.
Non-interest income was $61.5 million for the fourth quarter 2022, compared to $61.8 million for the third quarter 2022, and $110.4 million for the fourth quarter 2021. The $0.3 million decrease in non-interest income from the third quarter 2022 was primarily related to fair value loss adjustments from HFI loans transferred to HFS and sold in the fourth quarter 2022 and a revaluation in the third quarter 2022 of the contingent consideration liability related to the Digital Disbursements acquisition that did not recur. These items were partially offset by a $10.9 million increase in net gain on loan origination and sale activities due to gains from hedging activity, partially offset by a reduction in spreads and production volume. Net loan servicing revenue decreased $1.6 million due to a decrease in the value of MSRs, which was partially offset by an increase in servicing revenue. The $48.9 million decrease from the fourth quarter 2021 was driven by a decrease in net gain on loan origination and sale activities of $47.8 million from lower production volume, partially offset by a $19.1 million increase in loan servicing revenue.

Net revenue was $701.2 million for the fourth quarter 2022, an increase of $37.3 million, or 5.6%, compared to $663.9 million for the third quarter 2022, and an increase of $140.2 million, or 25.0%, compared to $561.0 million for the fourth quarter 2021.
Non-interest expense was $333.4 million for the fourth quarter 2022, compared to $305.8 million for the third quarter 2022, and $237.8 million for the fourth quarter 2021. The Company’s efficiency ratio1 was 46.9% for the fourth quarter 2022, compared to 45.5% in the third quarter 2022, and 41.8% for the fourth quarter 2021. Non-interest expense increased from the third quarter 2022 due primarily to increased deposit costs. The increase in non-interest expense from the fourth quarter 2021 is also attributable to increased deposit costs.
Income tax expense was $71.7 million for the fourth quarter 2022, compared to $65.6 million for the third quarter 2022, and $64.0 million for the fourth quarter 2021.
Net income was $293.0 million for the fourth quarter 2022, an increase of $29.0 million from $264.0 million for the third quarter 2022, and an increase of $47.0 million from $246.0 million for the fourth quarter 2021. Earnings per share totaled $2.67 for the fourth quarter 2022, compared to $2.42 for the third quarter 2022, and $2.32 for the fourth quarter 2021.
The Company views its pre-provision net revenue1 ("PPNR") as a key metric for assessing the Company’s earnings power, which it defines as net revenue less non-interest expense. For the fourth quarter 2022, the Company’s PPNR1 was $367.8 million, up $9.7 million from $358.1 million in the third quarter 2022, and up $44.6 million from $323.2 million in the fourth quarter 2021.
The Company had 3,365 full-time equivalent employees and 56 offices at December 31, 2022, compared to 3,368 employees and 60 offices at September 30, 2022, and 3,139 employees and 58 offices at December 31, 2021.

1    See reconciliation of Non-GAAP Financial Measures starting on page 19.

Balance Sheet
HFI loans, net of deferred fees totaled $51.9 billion at December 31, 2022, compared to $52.2 billion at September 30, 2022, and $39.1 billion at December 31, 2021. The decrease in HFI loans of $339 million from the prior quarter was driven by a decrease of $1.6 billion in commercial and industrial loans, partially offset by increases of $651 million in CRE non-owner occupied, $392 million in construction and land development, and $254 million in residential real estate loans. From December 31, 2021, HFI loan growth of $10.9 billion (which excludes transfers of government guaranteed early buyout ("EBO") residential loans from HFS to HFI in 2022 with a balance of $1.9 billion at December 31, 2022), was primarily driven by residential real estate, commercial and industrial, and CRE non-owner occupied, loans which increased $4.8 billion, $2.8 billion, and, $2.4 billion respectively.
The Company's allowance for credit losses on HFI loans consists of an allowance for funded HFI loans and an allowance for unfunded loan commitments. At December 31, 2022, the allowance for loan losses to funded HFI loans ratio was 0.60%, compared to 0.58% at September 30, 2022, and 0.65% at December 31, 2021. The allowance for credit losses, which includes the allowance for unfunded loan commitments, to funded HFI loans ratio was 0.69% at December 31, 2022, compared to 0.68% at September 30, 2022, and 0.74% at December 31, 2021. The Company is a party to credit linked note transactions, which effectively transfer a portion of the risk of losses on reference pools of loans to the purchasers of the notes. As of December 31, 2022, September 30, 2022, and December 31, 2021, the Company is protected from first credit losses on reference pools of loans totaling $12.0 billion, $10.8 billion, and $6.4 billion, respectively, under these transactions. However, as these note transactions are considered to be free standing credit enhancements, the allowance for credit losses cannot be reduced by the expected credit losses that may be mitigated by these notes. Accordingly, the allowance for loan and credit losses ratios include an allowance of $21.9 million as of December 31, 2022, $19 million as of September 30, 2022, and $7.2 million as of December 31, 2021, related to these pools of loans. The allowance for credit losses to funded HFI loans ratio, adjusted to reduce the HFI loan balance by the amount of loans in covered reference pools, was 0.89% at December 31, 2022, 0.86% at September 30, 2022, and 0.89% at December 31, 2021.
Deposits totaled $53.6 billion at December 31, 2022, a decrease of $1.9 billion from $55.6 billion at September 30, 2022, and an increase of $6.0 billion from $47.6 billion at December 31, 2021. By deposit type, the decrease from the prior quarter is attributable to a decrease of $5.2 billion from non-interest bearing demand deposits, partially offset by increases of $1.9 billion from certificates of deposits, $1.2 billion from interest bearing demand deposits, and $195 million from savings and money market accounts. From December 31, 2021, certificates of deposit, interest-bearing demand deposits, and savings and money market accounts increased by $3.0 billion, $2.6 billion, and $2.1 billion, respectively. These increases were partially offset by a decrease in non-interest bearing demand deposits of $1.7 billion. Non-interest bearing deposits were $19.7 billion at December 31, 2022, compared to $24.9 billion at September 30, 2022, and $21.4 billion at December 31, 2021.
The table below shows the Company's deposit types as a percentage of total deposits:

	Dec 31, 2022	Sep 30, 2022	Dec 31, 2021
Non-interest bearing	36.7%	44.8%	44.9%
Savings and money market	36.2	34.6	36.3
Interest-bearing demand	17.7	15.0	14.5
Certificates of deposit	9.4	5.6	4.3
The Company’s ratio of HFI loans to deposits was 96.7% at December 31, 2022, compared to 93.9% at September 30, 2022, and 82.1% at December 31, 2021.
Borrowings were $6.3 billion at December 31, 2022 and September 30, 2022, and $1.5 billion at December 31, 2021. Borrowings remained flat from September 30, 2022 due primarily to the issuance of $93 million of credit linked notes in the fourth quarter 2022 offset by a decrease in short-term borrowings. The increase in borrowings from December 31, 2021 is due to an increase in short-term borrowings of $4.3 billion and issuance of $579 million of credit linked notes, net of issuance costs, during 2022.
Qualifying debt totaled $893 million at December 31, 2022, compared to $889 million at September 30, 2022, and $896 million at December 31, 2021.
Stockholders’ equity was $5.4 billion at December 31, 2022, compared to $5.0 billion at September 30, 2022 and December 31, 2021. The increase in stockholders’ equity quarter over quarter was due to net income and unrealized fair value gains of approximately $77 million on the Company's available for sale securities, which are recorded in other comprehensive (loss) income, net of tax, partially offset by dividends to shareholders. A cash dividend of $0.36 per share was paid to common shareholders on December 2, 2022, totaling $39.2 million, and a cash dividend of $0.27 per depository share was paid to preferred shareholders on December 30, 2022, totaling $3.2 million. The increase in stockholders' equity from December 31, 2021 is primarily a function of net income and sales of common stock under the Company's ATM program, partially offset by dividends to shareholders and unrealized fair value losses on available for sale securities.
At December 31, 2022, tangible common equity, net of tax1, was 6.5% of tangible assets1 and total capital was 12.1% of risk-weighted assets. The Company’s tangible book value per share1 was $40.25 at December 31, 2022, an increase of 8.3% from $37.16, and up 6.4% from $37.84 at December 31, 2021. The increase in tangible book value per share from September 30, 2022 is attributable to net income and fair value marks on the Company's available for sale securities, which are recorded in other comprehensive (loss) income, net of tax.
Total assets decreased 2.1% to $67.7 billion at December 31, 2022, from $69.2 billion at September 30, 2022, and increased 21.0% from $56.0 billion at December 31, 2021. The decrease in total assets from September 30, 2022 and December 31, 2021 was driven by decreases in HFS and HFI loans.
1     See reconciliation of Non-GAAP Financial Measures starting on page 19.

Asset Quality
Provision for credit losses totaled $3.1 million for the fourth quarter 2022, compared to $28.5 million for the third quarter 2022, and $13.2 million for the fourth quarter 2021. Net loan charge-offs (recoveries) in the fourth quarter 2022 were $1.8 million, or 0.01% of average loans (annualized), compared to $(1.9) million, or (0.02)%, in the third quarter 2022, and $1.4 million, or 0.02%, in the fourth quarter 2021.
Nonaccrual loans decreased $5 million to $85 million during the quarter and increased $12 million from December 31, 2021. Loans past due 90 days and still accruing interest were zero (excluding government guaranteed loans of $582 million) at December 31, 2022, compared to zero at September 30, 2022 and December 31, 2021 (excluding government guaranteed loans of $644 million and zero at September 30, 2022 and December 31, 2021, respectively). Loans past due 30-89 days and still accruing interest totaled $70 million (excluding government guaranteed loans of $334 million) at December 31, 2022, an increase from $56 million at September 30, 2022, and an increase from $53 million at December 31, 2021 (excluding government guaranteed loans of $245 million and zero at September 30, 2022 and December 31, 2021, respectively).
Repossessed assets totaled $11 million at December 31, 2022, flat from September 30, 2022, and a $1 million decrease from $12 million at December 31, 2021. Classified assets totaled $393 million at December 31, 2022, an increase of $8 million from $385 million at September 30, 2022, and an increase of $92 million from $301 million at December 31, 2021.
The ratio of classified assets to Tier 1 capital plus the allowance for credit losses, a common regulatory measure of asset quality, was 6.8% at December 31, 2022, compared to 7.0% at September 30, 2022, and 6.4% at December 31, 2021.

1     See reconciliation of Non-GAAP Financial Measures starting on page 19.

Segment Highlights
The Company's reportable segments are aggregated with a focus on products and services offered and consist of three reportable segments:
–Commercial segment: provides commercial banking and treasury management products and services to small and middle-market businesses, specialized banking services to sophisticated commercial institutions and investors within niche industries, as well as financial services to the real estate industry.
–Consumer Related segment: offers both commercial banking services to enterprises in consumer-related sectors and consumer banking services, such as residential mortgage banking and beginning on January 25, 2022 includes the financial results of Digital Disbursements.
–Corporate & Other segment: consists of the Company's investment portfolio, Corporate borrowings and other related items, income and expense items not allocated to our other reportable segments, and inter-segment eliminations.
Key management metrics for evaluating the performance of the Company's Commercial and Consumer Related segments include loan and deposit growth, asset quality, and pre-tax income.
The Commercial segment reported an HFI loan balance of $31.4 billion at December 31, 2022, a decrease of $646 million during the quarter, and an increase of $6.3 billion during the year. Deposits for the Commercial segment totaled $29.5 billion at December 31, 2022, a decrease of $512 million during the quarter, and a decrease of $973 million during the year.
Pre-tax income for the Commercial segment was $320.5 million for the three months ended December 31, 2022, an increase of $22.3 million from the three months ended September 30, 2022, and an increase of $82.2 million from the three months ended December 31, 2021. For the year ended December 31, 2022, the Commercial segment reported total pre-tax income of $1.1 billion, an increase of $233.8 million compared to the year ended December 31, 2021.
The Consumer Related segment reported an HFI loan balance of $20.4 billion at December 31, 2022, an increase of $307 million during the quarter, and an increase of $6.5 billion during the year. The Consumer Related segment also has loans held for sale of $1.2 billion at December 31, 2022, a decrease of $1.0 billion during the quarter, and a decrease of $4.5 billion during the year. Deposits for the Consumer Related segment totaled $18.5 billion, a decrease of $2.5 billion during the quarter, and an increase of $3.1 billion during the year.
Pre-tax income for the Consumer Related segment was $69.8 million for the three months ended December 31, 2022, a decrease of $23.4 million from the three months ended September 30, 2022, and a decrease of $65.2 million from the three months ended December 31, 2021. Pre-tax income for the Consumer Related segment for the year ended December 31, 2022 totaled $450.1 million, a decrease of $46.0 million compared to the year ended December 31, 2021.

Conference Call and Webcast
Western Alliance Bancorporation will host a conference call and live webcast to discuss its fourth quarter 2022 financial results at 12:00 p.m. ET on Wednesday, January 25, 2023. Participants may access the call by dialing 1-844-200-6205 and using access code 669213 or via live audio webcast using the website link https://events.q4inc.com/attendee/484930167. The webcast is also available via the Company’s website at www.westernalliancebancorporation.com. Participants should log in at least 15 minutes early to receive instructions. The call will be recorded and made available for replay after 3:00 p.m. ET January 25th through 11:00 p.m. ET February 25th by dialing 1-866-813-9403, using access code 597938.

Reclassifications
Certain amounts in the Consolidated Income Statements for the prior periods have been reclassified to conform to the current presentation. The reclassifications have no effect on net income or stockholders’ equity as previously reported.

Use of Non-GAAP Financial Information
This press release contains both financial measures based on GAAP and non-GAAP based financial measures, which are used where management believes them to be helpful in understanding the Company’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding our expectations with regard to our business, financial and operating results, future economic performance and dividends. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, among others: the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and the Company's subsequent Quarterly Reports on Form 10-Q, each as filed with the Securities and Exchange Commission; the potential adverse effects of unusual and infrequently occurring events such as the COVID-19 pandemic and any governmental or societal responses thereto; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; the impact on financial markets from geopolitical conflicts such as the war between Russia and Ukraine; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; supervisory actions by regulatory agencies which may limit our ability to pursue certain growth opportunities, including expansion through acquisitions; additional regulatory requirements resulting from our continued growth; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.
Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this press release to reflect new information, future events or otherwise.

About Western Alliance Bancorporation
With more than $65 billion in assets, Western Alliance Bancorporation (NYSE:WAL) is one of the country’s top-performing banking companies. Through its primary subsidiary, Western Alliance Bank, Member FDIC, business clients benefit from a full spectrum of tailored banking solutions and outstanding service delivered by industry experts who put customers first. Major accolades include #2 best-performing of the 50 largest public U.S. banks in the S&P Global Market Intelligence listing for 2021, and #1 Best Emerging Regional Bank for 2022 by Bank Director. Serving clients across the country wherever business happens, Western Alliance Bank operates individual, full-service banking and financial brands with offices in key markets nationwide. For more information, visit westernalliancebank.com.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Selected Balance Sheet Data:
				As of December 31,
				2022	2021	Change %
				(in millions)
Total assets				$67,734	$55,983	21.0%
Loans held for sale				1,184	5,635	(79.0)
HFI loans, net of deferred fees				51,862	39,075	32.7
Investment securities				8,760	7,541	16.2
Total deposits				53,644	47,612	12.7
Borrowings				6,299	1,502	NM
Qualifying debt				893	896	(0.3)
Stockholders' equity				5,356	4,963	7.9
Tangible common equity, net of tax (1)				4,383	4,035	8.6
Common equity Tier 1 capital				5,073	4,068	24.7

Selected Income Statement Data:
	For the Three Months Ended December 31,			For the Year Ended December 31,
	2022	2021	Change %	2022	2021	Change %
	(in millions, except per share data)			(in millions, except per share data)
Interest income	$888.3	$483.3	83.8%	$2,691.8	$1,658.7	62.3%
Interest expense	248.6	32.7	NM	475.5	109.9	NM
Net interest income	639.7	450.6	42.0	2,216.3	1,548.8	43.1
Provision for (recovery of) credit losses	3.1	13.2	(76.5)	68.1	(21.4)	NM
Net interest income after provision for credit losses	636.6	437.4	45.5	2,148.2	1,570.2	36.8
Non-interest income	61.5	110.4	(44.3)	324.6	404.2	(19.7)
Non-interest expense	333.4	237.8	40.2	1,156.7	851.4	35.9
Income before income taxes	364.7	310.0	17.6	1,316.1	1,123.0	17.2
Income tax expense	71.7	64.0	12.0	258.8	223.8	15.6
Net income	293.0	246.0	19.1	1,057.3	899.2	17.6
Dividends on preferred stock	3.2	3.5	(8.6)	12.8	3.5	NM
Net income available to common stockholders	$289.8	$242.5	19.5	$1,044.5	$895.7	16.6
Diluted earnings per common share	$2.67	$2.32	15.1	$9.70	$8.67	11.9

(1)    See Reconciliation of Non-GAAP Financial Measures.
NM    Changes +/- 100% are not meaningful.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Common Share Data:
	At or For the Three Months Ended December 31,			For the Year Ended December 31,
	2022	2021	Change %	2022	2021	Change %
Diluted earnings per common share	$2.67	$2.32	15.1%	$9.70	$8.67	11.9%
Book value per common share	46.47	43.78	6.1
Tangible book value per common share, net of tax (1)	40.25	37.84	6.4
Average common shares outstanding (in millions):
Basic	108.0	103.9	4.0	107.2	102.7	4.4
Diluted	108.4	104.5	3.7	107.6	103.3	4.2
Common shares outstanding	108.9	106.6	2.1

Selected Performance Ratios:
Return on average assets (2)	1.67%	1.69%	(1.2)%	1.62%	1.83%	(11.5)%
Return on average tangible common equity (1, 2)	27.0	25.8	4.7	25.4	26.2	(3.1)
Return on average tangible common equity, excluding AOCI (1, 2)	23.1	26.0	(11.2)	23.1	26.6	(13.2)
Net interest margin (2)	3.98	3.33	19.5	3.67	3.41	7.6
Efficiency ratio - tax equivalent basis (1)	46.9	41.8	12.2	44.9	42.9	4.7
Loan to deposit ratio	96.7	82.1	17.8

Asset Quality Ratios:
Net charge-offs (recoveries) to average loans outstanding (2)	0.01%	0.02%	(50.0)%	0.00%	0.02%	NM
Nonaccrual loans to funded HFI loans	0.16	0.19	(15.8)
Nonaccrual loans and repossessed assets to total assets	0.14	0.15	(6.7)
Allowance for loan losses to funded HFI loans	0.60	0.65	(7.7)
Allowance for loan losses to nonaccrual HFI loans	364	348	4.6

Capital Ratios:
	Dec 31, 2022	Sep 30, 2022	Dec 31, 2021
Tangible common equity (1)	6.5%	5.9%	7.3%
Common Equity Tier 1 (3)	9.3	8.7	9.1
Tier 1 Leverage ratio (3)	7.8	7.5	7.8
Tier 1 Capital (3)	10.0	9.3	9.9
Total Capital (3)	12.1	11.4	12.3

(1)    See Reconciliation of Non-GAAP Financial Measures.
(2)    Annualized on an actual/actual basis for periods less than 12 months.
(3)    Capital ratios for December 31, 2022 are preliminary.
NM    Changes +/- 100% are not meaningful.

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Income Statements
Unaudited
	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(dollars in millions, except per share data)
Interest income:
Loans	$785.1	$438.6	$2,393.4	$1,488.8
Investment securities	89.4	43.7	272.6	164.7
Other	13.8	1.0	25.8	5.2
Total interest income	888.3	483.3	2,691.8	1,658.7
Interest expense:
Deposits	157.6	12.8	276.4	47.5
Qualifying debt	9.1	9.2	35.0	33.1
Borrowings	81.9	10.7	164.1	29.3
Total interest expense	248.6	32.7	475.5	109.9
Net interest income	639.7	450.6	2,216.3	1,548.8
Provision for (recovery of) credit losses	3.1	13.2	68.1	(21.4)
Net interest income after provision for credit losses	636.6	437.4	2,148.2	1,570.2
Non-interest income:
Net gain on loan origination and sale activities	25.4	73.2	104.0	326.2
Net loan servicing revenue (expense)	21.4	2.3	130.9	(16.3)
Service charges and fees	5.9	7.1	27.0	28.3
Commercial banking related income	5.5	4.9	21.5	17.4
Income from equity investments	4.2	5.2	17.8	22.1
Gain on recovery from credit guarantees	3.0	7.2	14.7	7.2
Gain on sales of investment securities	0.1	8.3	6.8	8.3
Fair value loss adjustments on assets measured at fair value, net	(9.2)	(0.8)	(28.6)	(1.3)
Other	5.2	3.0	30.5	12.3
Total non-interest income	61.5	110.4	324.6	404.2
Non-interest expenses:
Salaries and employee benefits	125.7	120.6	539.5	466.7
Deposit costs	82.2	9.1	165.8	29.8
Legal, professional, and directors' fees	26.0	20.8	99.9	58.6
Data processing	23.9	17.9	83.0	58.2
Occupancy	15.8	12.4	55.5	43.8
Loan servicing expenses	14.8	15.6	55.5	53.5
Insurance	8.9	7.1	31.1	23.0
Business development and marketing	7.3	6.1	22.1	13.5
Loan acquisition and origination expenses	4.4	8.6	23.1	28.8
Loss on extinguishment of debt	—	5.9	—	5.9
Net gain on sales and valuations of repossessed and other assets	(0.3)	(0.4)	(0.7)	(3.5)
Acquisition and restructure expenses (recoveries)	—	(3.2)	0.4	15.3
Other	24.7	17.3	81.5	57.8
Total non-interest expense	333.4	237.8	1,156.7	851.4
Income before income taxes	364.7	310.0	1,316.1	1,123.0
Income tax expense	71.7	64.0	258.8	223.8
Net income	293.0	246.0	1,057.3	899.2
Dividends on preferred stock	3.2	3.5	12.8	3.5
Net income available to common stockholders	$289.8	$242.5	$1,044.5	$895.7

Earnings per common share:
Diluted shares	108.4	104.5	107.6	103.3
Diluted earnings per share	$2.67	$2.32	$9.70	$8.67

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Income Statements
Unaudited
	Three Months Ended
	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021
	(in millions, except per share data)
Interest income:
Loans	$785.1	$657.0	$516.6	$434.7	$438.6
Investment securities	89.4	75.9	59.3	48.0	43.7
Other	13.8	6.5	3.7	1.8	1.0
Total interest income	888.3	739.4	579.6	484.5	483.3
Interest expense:
Deposits	157.6	77.6	27.1	14.1	12.8
Qualifying debt	9.1	8.9	8.6	8.4	9.2
Borrowings	81.9	50.8	18.9	12.5	10.7
Total interest expense	248.6	137.3	54.6	35.0	32.7
Net interest income	639.7	602.1	525.0	449.5	450.6
Provision for credit losses	3.1	28.5	27.5	9.0	13.2
Net interest income after provision for credit losses	636.6	573.6	497.5	440.5	437.4
Non-interest income:
Net gain on loan origination and sale activities	25.4	14.5	27.2	36.9	73.2
Net loan servicing revenue	21.4	23.0	45.4	41.1	2.3
Service charges and fees	5.9	6.5	7.6	7.0	7.1
Commercial banking related income	5.5	5.1	5.8	5.1	4.9
Income from equity investments	4.2	4.3	5.2	4.1	5.2
Gain on recovery from credit guarantees	3.0	0.4	9.0	2.3	7.2
Gain (loss) on sales of investment securities	0.1	—	(0.2)	6.9	8.3
Fair value loss adjustments on assets measured at fair value, net	(9.2)	(2.8)	(10.0)	(6.6)	(0.8)
Other	5.2	10.8	5.0	9.5	3.0
Total non-interest income	61.5	61.8	95.0	106.3	110.4
Non-interest expenses:
Salaries and employee benefits	125.7	136.5	139.0	138.3	120.6
Deposit costs	82.2	56.2	18.1	9.3	9.1
Legal, professional, and directors' fees	26.0	24.8	25.1	24.0	20.8
Data processing	23.9	21.8	19.7	17.6	17.9
Occupancy	15.8	13.9	13.0	12.8	12.4
Loan servicing expenses	14.8	15.2	14.7	10.8	15.6
Insurance	8.9	8.1	6.9	7.2	7.1
Business development and marketing	7.3	5.0	5.4	4.4	6.1
Loan acquisition and origination expenses	4.4	5.8	6.4	6.5	8.6
Net (gain) loss on sales and valuations of repossessed and other assets	(0.3)	(0.2)	(0.3)	0.1	(0.4)
Loss on extinguishment of debt	—	—	—	—	5.9
Acquisition and restructure expenses (recoveries)	—	—	—	0.4	(3.2)
Other	24.7	18.7	20.9	17.2	17.3
Total non-interest expense	333.4	305.8	268.9	248.6	237.8
Income before income taxes	364.7	329.6	323.6	298.2	310.0
Income tax expense	71.7	65.6	63.4	58.1	64.0
Net income	293.0	264.0	260.2	240.1	246.0
Dividends on preferred stock	3.2	3.2	3.2	3.2	3.5
Net income available to common stockholders	$289.8	$260.8	$257.0	$236.9	$242.5

Earnings per common share:
Diluted shares	108.4	107.9	107.7	106.6	104.5
Diluted earnings per share	$2.67	$2.42	$2.39	$2.22	$2.32

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited
	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021
	(in millions)
Assets:
Cash and due from banks	$1,043	$1,610	$1,886	$2,602	$516
Investment securities	8,760	8,603	8,802	8,277	7,541
Loans held for sale	1,184	2,204	2,803	4,762	5,635
Loans held for investment:
Commercial and industrial	20,710	22,318	20,754	17,862	18,297
Commercial real estate - non-owner occupied	9,319	8,668	7,775	6,849	6,526
Commercial real estate - owner occupied	1,818	1,848	1,848	1,805	1,898
Construction and land development	4,013	3,621	3,231	3,278	3,023
Residential real estate	15,928	15,674	14,908	11,270	9,282
Consumer	74	72	56	55	49
Loans HFI, net of deferred fees	51,862	52,201	48,572	41,119	39,075
Allowance for loan losses	(310)	(304)	(273)	(258)	(252)
Loans HFI, net of deferred fees and allowance	51,552	51,897	48,299	40,861	38,823
Mortgage servicing rights	1,148	1,044	826	950	698
Premises and equipment, net	276	237	210	196	182
Operating lease right-of-use asset	163	131	136	142	133
Other assets acquired through foreclosure, net	11	11	12	12	12
Bank owned life insurance	182	181	180	179	180
Goodwill and other intangibles, net	680	682	695	698	635
Other assets	2,735	2,565	2,206	1,897	1,628
Total assets	$67,734	$69,165	$66,055	$60,576	$55,983
Liabilities and Stockholders' Equity:
Liabilities:
Deposits
Non-interest bearing demand deposits	$19,691	$24,926	$23,721	$23,520	$21,353
Interest bearing:
Demand	9,507	8,350	8,387	8,268	6,924
Savings and money market	19,397	19,202	19,026	18,553	17,279
Certificates of deposit	5,049	3,111	2,578	1,818	2,056
Total deposits	53,644	55,589	53,712	52,159	47,612
Borrowings	6,299	6,319	5,210	833	1,502
Qualifying debt	893	889	891	893	896
Operating lease liability	185	149	151	155	143
Accrued interest payable and other liabilities	1,357	1,198	1,132	1,524	867
Total liabilities	62,378	64,144	61,096	55,564	51,020
Stockholders' Equity:
Preferred stock	295	295	295	295	295
Common stock and additional paid-in capital	2,058	2,049	1,990	1,979	1,879
Retained earnings	3,664	3,413	3,192	2,973	2,773
Accumulated other comprehensive (loss) income	(661)	(736)	(518)	(235)	16
Total stockholders' equity	5,356	5,021	4,959	5,012	4,963
Total liabilities and stockholders' equity	$67,734	$69,165	$66,055	$60,576	$55,983

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Credit Losses on Loans
Unaudited
	Three Months Ended
	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021
	(in millions)
Allowance for loan losses
Balance, beginning of period	$304.1	$273.2	$257.6	$252.5	$246.9
Provision for credit losses (1)	7.4	29.0	17.0	5.3	7.0
Recoveries of loans previously charged-off:
Commercial and industrial	0.3	3.8	0.8	2.4	1.8
Commercial real estate - non-owner occupied	—	0.1	—	—	0.3
Commercial real estate - owner occupied	0.1	—	0.1	—	—
Construction and land development	—	0.1	—	—	—
Residential real estate	—	—	0.1	—	0.4
Consumer	—	—	—	—	—
Total recoveries	0.4	4.0	1.0	2.4	2.5
Loans charged-off:
Commercial and industrial	1.1	2.1	2.4	2.6	3.8
Commercial real estate - non-owner occupied	—	—	—	—	—
Commercial real estate - owner occupied	0.5	—	—	—	—
Construction and land development	0.6	—	—	—	—
Residential real estate	—	—	—	—	0.1
Consumer	—	—	—	—	—
Total loans charged-off	2.2	2.1	2.4	2.6	3.9
Net loan charge-offs (recoveries)	1.8	(1.9)	1.4	0.2	1.4
Balance, end of period	$309.7	$304.1	$273.2	$257.6	$252.5

Allowance for unfunded loan commitments
Balance, beginning of period	$52.1	$53.8	$43.3	$37.6	$32.1
(Recovery of) provision for credit losses (1)	(5.1)	(1.7)	10.5	5.7	5.5
Balance, end of period (2)	$47.0	$52.1	$53.8	$43.3	$37.6

Components of the allowance for credit losses on loans
Allowance for loan losses	$309.7	$304.1	$273.2	$257.6	$252.5
Allowance for unfunded loan commitments	47.0	52.1	53.8	43.3	37.6
Total allowance for credit losses on loans	$356.7	$356.2	$327.0	$300.9	$290.1

Net charge-offs (recoveries) to average loans - annualized	0.01%	(0.02)%	0.01%	0.00%	0.02%

Allowance ratios
Allowance for loan losses to funded HFI loans (3)	0.60%	0.58%	0.56%	0.63%	0.65%
Allowance for credit losses to funded HFI loans (3)	0.69	0.68	0.67	0.73	0.74
Allowance for loan losses to nonaccrual HFI loans	364	338	321	283	346
Allowance for credit losses to nonaccrual HFI loans	420	396	385	331	397
(1)    The above tables reflect the provision for credit losses on funded and unfunded loans. There was a $0.8 million provision for credit losses on investment securities for the three months ended December 31, 2022. The allowance for credit losses on investment securities totaled $5.2 million as of December 31, 2022.
(2)    The allowance for unfunded loan commitments is included as part of accrued interest payable and other liabilities on the balance sheet.
(3)    Ratio includes an allowance for credit losses of $21.9 million as of December 31, 2022 related to a $12.0 billion pool of loans covered under five separate credit linked note transactions.

Western Alliance Bancorporation and Subsidiaries
Asset Quality Metrics
Unaudited
	Three Months Ended
	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021
	(in millions)
Nonaccrual loans and repossessed assets
Nonaccrual loans	$85	$90	$85	$91	$73
Nonaccrual loans to funded HFI loans	0.16%	0.17%	0.17%	0.22%	0.19%
Repossessed assets	$11	$11	$12	$12	$12
Nonaccrual loans and repossessed assets to total assets	0.14%	0.15%	0.15%	0.17%	0.15%

Loans Past Due
Loans past due 90 days, still accruing (1)	$—	$—	$—	$—	$—
Loans past due 90 days, still accruing to funded HFI loans	—%	—%	—%	—%	—%
Loans past due 30 to 89 days, still accruing (2)	$70	$56	$117	$58	$53
Loans past due 30 to 89 days, still accruing to funded HFI loans	0.13%	0.11%	0.24%	0.14%	0.13%

Other credit quality metrics
Special mention loans	$351	$312	$317	$350	$331
Special mention loans to funded HFI loans	0.68%	0.60%	0.65%	0.85%	0.85%

Classified loans on accrual	$280	$268	$232	$253	$216
Classified loans on accrual to funded HFI loans	0.54%	0.51%	0.48%	0.61%	0.55%
Classified assets	$393	$385	$346	$365	$301
Classified assets to total assets	0.58%	0.56%	0.52%	0.60%	0.54%
(1)    Excludes government guaranteed residential mortgage loans of $582 million, $644 million, and $827 million as of December 31, 2022, September 30, 2022, and June 30, 2022, respectively.
(2)    Excludes government guaranteed residential mortgage loans of $334 million, $245 million, and $202 million as of December 31, 2022, September 30, 2022, and June 30, 2022, respectively.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended
	December 31, 2022			September 30, 2022
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)			($ in millions)
Interest earning assets
Loans held for sale	$2,659	$37.8	5.63%	$3,993	$49.0	4.87%
Loans held for investment:
Commercial and industrial	21,654	349.3	6.45	21,551	282.1	5.25
CRE - non-owner occupied	9,077	148.8	6.51	8,128	111.4	5.44
CRE - owner occupied	1,830	24.4	5.39	1,839	23.3	5.12
Construction and land development	3,798	80.2	8.38	3,471	59.5	6.80
Residential real estate	15,803	143.5	3.60	15,125	130.9	3.43
Consumer	71	1.1	6.26	63	0.8	5.32
Total HFI loans (1), (2), (3)	52,233	747.3	5.70	50,177	608.0	4.84
Securities:
Securities - taxable	6,397	68.4	4.25	6,680	56.4	3.35
Securities - tax-exempt	2,068	21.0	5.07	2,047	19.5	4.73
Total securities (1)	8,465	89.4	4.45	8,727	75.9	3.66
Cash and other	1,361	13.8	4.02	1,239	6.5	2.07
Total interest earning assets	64,718	888.3	5.50	64,136	739.4	4.62
Non-interest earning assets
Cash and due from banks	289			242
Allowance for credit losses	(308)			(282)
Bank owned life insurance	181			180
Other assets	4,613			4,100
Total assets	$69,493			$68,376
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$8,754	$43.6	1.98%	$8,466	$24.5	1.15%
Savings and money market	18,651	88.0	1.87	18,515	44.5	0.95
Certificates of deposit	4,260	26.0	2.42	2,843	8.6	1.19
Total interest-bearing deposits	31,665	157.6	1.97	29,824	77.6	1.03
Short-term borrowings	5,440	54.8	3.99	4,136	27.0	2.59
Long-term debt	1,240	27.1	8.68	1,228	23.8	7.69
Qualifying debt	890	9.1	4.08	891	8.9	3.94
Total interest-bearing liabilities	39,235	248.6	2.51	36,079	137.3	1.51
Interest cost of funding earning assets			1.52			0.84
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	23,729			25,865
Other liabilities	1,296			1,282
Stockholders’ equity	5,233			5,150
Total liabilities and stockholders' equity	$69,493			$68,376
Net interest income and margin (4)		$639.7	3.98%		$602.1	3.78%

(1)     Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $9.0 million and $8.5 million for the three months ended December 31, 2022 and September 30, 2022, respectively.
(2)    Included in the yield computation are net loan fees of $34.8 million and $31.9 million for the three months ended December 31, 2022 and September 30, 2022, respectively.
(3)    Includes non-accrual loans.
(4)    Net interest margin is computed by dividing net interest income by total average earning assets, annualized on an actual/actual basis.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended
	December 31, 2022			December 31, 2021
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)			($ in millions)
Interest earning assets
Loans held for sale	$2,659	$37.8	5.63%	$9,159	$70.3	3.04%
Loans held for investment:
Commercial and industrial	21,654	349.3	6.45	17,087	169.5	4.01
CRE - non-owner-occupied	9,077	148.8	6.51	6,209	70.0	4.48
CRE - owner-occupied	1,830	24.4	5.39	1,971	24.2	4.96
Construction and land development	3,798	80.2	8.38	3,016	43.9	5.78
Residential real estate	15,803	143.5	3.60	8,282	60.3	2.89
Consumer	71	1.1	6.26	44	0.4	3.85
Total HFI loans (1), (2), (3)	52,233	747.3	5.70	36,609	368.3	4.03
Securities:
Securities - taxable	6,397	68.4	4.25	5,443	25.6	1.86
Securities - tax-exempt	2,068	21.0	5.07	2,175	18.1	4.12
Total securities (1)	8,465	89.4	4.45	7,618	43.7	2.51
Other	1,361	13.8	4.02	1,274	1.0	0.31
Total interest earning assets	64,718	888.3	5.50	54,660	483.3	3.57
Non-interest earning assets
Cash and due from banks	289			253
Allowance for credit losses	(308)			(256)
Bank owned life insurance	181			179
Other assets	4,613			2,767
Total assets	$69,493			$57,603
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$8,754	$43.6	1.98%	$5,918	$1.7	0.11%
Savings and money market accounts	18,651	88.0	1.87	17,215	9.1	0.21
Certificates of deposit	4,260	26.0	2.42	2,074	2.0	0.38
Total interest-bearing deposits	31,665	157.6	1.97	25,207	12.8	0.20
Short-term borrowings	5,440	54.8	3.99	2,815	2.4	0.35
Long-term debt	1,240	27.1	8.68	565	8.3	5.81
Qualifying debt	890	9.1	4.08	978	9.2	3.72
Total interest-bearing liabilities	39,235	248.6	2.51	29,565	32.7	0.44
Interest cost of funding earning assets			1.52			0.24
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	23,729			22,487
Other liabilities	1,296			913
Stockholders’ equity	5,233			4,638
Total liabilities and stockholders' equity	$69,493			$57,603
Net interest income and margin (4)		$639.7	3.98%		$450.6	3.33%

(1)    Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $9.0 million and $8.4 million for the three months ended December 31, 2022 and 2021, respectively.
(2)    Included in the yield computation are net loan fees of $34.8 million and $35.8 million for the three months ended December 31, 2022 and 2021, respectively.
(3)    Includes non-accrual loans.
(4)    Net interest margin is computed by dividing net interest income by total average earning assets, annualized on an actual/actual basis.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Year Ended
	December 31, 2022			December 31, 2021
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)			($ in millions)
Interest earning assets
Loans held for sale	$4,364	$180.3	4.13%	$5,476	$174.4	3.18%
Loans held for investment:
Commercial and industrial	20,082	1,002.8	5.05	14,979	624.8	4.26
CRE - non-owner occupied	7,769	416.4	5.37	5,829	271.3	4.67
CRE - owner occupied	1,841	93.2	5.16	2,030	97.7	4.92
Construction and land development	3,426	229.1	6.69	2,790	160.0	5.74
Residential real estate	13,771	468.5	3.40	5,129	158.9	3.10
Consumer	61	3.1	5.07	39	1.7	4.43
Total HFI loans (1), (2), (3)	46,951	2,213.1	4.74	30,796	1,314.4	4.32
Securities:
Securities - taxable	6,324	195.3	3.09	5,284	95.8	1.81
Securities - tax-exempt	2,067	77.3	4.68	2,137	68.9	4.05
Total securities (1)	8,391	272.6	3.48	7,421	164.7	2.46
Other	1,574	25.8	1.64	2,718	5.2	0.19
Total interest earning assets	61,281	2,691.8	4.45	46,411	1,658.7	3.65
Non-interest earning assets
Cash and due from banks	260			293
Allowance for credit losses	(280)			(261)
Bank owned life insurance	180			178
Other assets	3,948			2,487
Total assets	$65,389			$49,108
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$8,331	$78.8	0.95%	$4,751	$5.9	0.13%
Savings and money market accounts	18,518	158.6	0.86	15,814	33.1	0.21
Certificates of deposit	2,772	39.0	1.40	1,850	8.5	0.46
Total interest-bearing deposits	29,621	276.4	0.93	22,415	47.5	0.21
Short-term borrowings	3,424	92.1	2.69	1,206	8.2	0.68
Long-term debt	1,008	72.0	7.14	373	21.1	5.65
Qualifying debt	893	35.0	3.92	827	33.1	4.00
Total interest-bearing liabilities	34,946	475.5	1.36	24,821	109.9	0.44
Interest cost of funding earning assets			0.78			0.24
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	24,133			19,416
Other liabilities	1,211			837
Stockholders’ equity	5,099			4,034
Total liabilities and stockholders' equity	$65,389			$49,108
Net interest income and margin (4)		$2,216.3	3.67%		$1,548.8	3.41%

(1)    Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $33.7 million and $33.3 million for the year ended December 31, 2022 and 2021, respectively.
(2)    Included in the yield computation are net loan fees of $132.2 million and $131.7 million for the year ended December 31, 2022 and 2021, respectively.
(3)    Includes non-accrual loans.
(4)    Net interest margin is computed by dividing net interest income by total average earning assets, annualized on an actual/actual basis.

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:
	Consolidated Company	Commercial	Consumer Related	Corporate & Other
At December 31, 2022:	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$9,803	$12	$—	$9,791
Loans held for sale	1,184	—	1,184	—
Loans, net of deferred fees and costs	51,862	31,414	20,448	—
Less: allowance for credit losses	(310)	(262)	(48)	—
Total loans	51,552	31,152	20,400	—
Other assets acquired through foreclosure, net	11	11	—	—
Goodwill and other intangible assets, net	680	293	387	—
Other assets	4,504	435	2,180	1,889
Total assets	$67,734	$31,903	$24,151	$11,680
Liabilities:
Deposits	$53,644	$29,494	$18,492	$5,658
Borrowings and qualifying debt	7,192	27	340	6,825
Other liabilities	1,542	83	656	803
Total liabilities	62,378	29,604	19,488	13,286
Allocated equity:	5,356	2,684	1,691	981
Total liabilities and stockholders' equity	$67,734	$32,288	$21,179	$14,267
Excess funds provided (used)	—	385	(2,972)	2,587

No. of offices	56	46	8	2
No. of full-time equivalent employees	3,365	671	785	1,909

Income Statement:

Three Months Ended December 31, 2022:	(in millions)
Net interest income	$639.7	$428.0	$216.4	$(4.7)
Provision for (recovery of) credit losses	3.1	(5.9)	8.2	0.8
Net interest income (expense) after provision for credit losses	636.6	433.9	208.2	(5.5)
Non-interest income	61.5	8.7	49.2	3.6
Non-interest expense	333.4	122.1	187.6	23.7
Income (loss) before income taxes	364.7	320.5	69.8	(25.6)
Income tax expense (benefit)	71.7	76.1	16.3	(20.7)
Net income (loss)	$293.0	$244.4	$53.5	$(4.9)

Year Ended December 31, 2022:	(in millions)
Net interest income	$2,216.3	$1,546.3	$854.1	$(184.1)
Provision for (recovery of) credit losses	68.1	47.2	21.1	(0.2)
Net interest income (expense) after provision for credit losses	2,148.2	1,499.1	833.0	(183.9)
Non-interest income	324.6	59.7	247.2	17.7
Non-interest expense	1,156.7	463.5	630.1	63.1
Income (loss) before income taxes	1,316.1	1,095.3	450.1	(229.3)
Income tax expense (benefit)	258.8	260.5	107.1	(108.8)
Net income (loss)	$1,057.3	$834.8	$343.0	$(120.5)

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:
	Consolidated Company	Commercial	Consumer Related	Corporate
At December 31, 2021:	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$8,057	$13	$82	$7,962
Loans held for sale	5,635	—	5,635	—
Loans, net of deferred fees and costs	39,075	25,092	13,983	—
Less: allowance for credit losses	(252)	(226)	(26)	—
Total loans	38,823	24,866	13,957	—
Other assets acquired through foreclosure, net	12	12	—	—
Goodwill and other intangible assets, net	635	295	340	—
Other assets	2,821	254	1,278	1,289
Total assets	$55,983	$25,440	$21,292	$9,251
Liabilities:
Deposits	$47,612	$30,467	$15,363	$1,782
Borrowings and qualifying debt	2,398	—	353	2,045
Other liabilities	1,010	233	138	639
Total liabilities	51,020	30,700	15,854	4,466
Allocated equity:	4,963	2,588	1,596	779
Total liabilities and stockholders' equity	$55,983	$33,288	$17,450	$5,245
Excess funds provided (used)	—	7,848	(3,842)	(4,006)

No. of offices	58	50	7	1
No. of full-time equivalent employees	3,139	628	1,173	1,338

Income Statement:

Three Months Ended December 31, 2021:	(in millions)
Net interest income	$450.6	$332.8	$185.6	$(67.8)
Provision for (recovery of) credit losses	13.2	4.9	7.6	0.7
Net interest income (expense) after provision for credit losses	437.4	327.9	178.0	(68.5)
Non-interest income	110.4	16.9	76.5	17.0
Non-interest expense	237.8	106.5	119.5	11.8
Income (loss) before income taxes	310.0	238.3	135.0	(63.3)
Income tax expense (benefit)	64.0	56.9	32.6	(25.5)
Net income (loss)	$246.0	$181.4	$102.4	$(37.8)

Year Ended December 31, 2021:	(in millions)
Net interest income	$1,548.8	$1,181.7	$603.4	$(236.3)
(Recovery of) provision for credit losses	(21.4)	(30.6)	11.0	(1.8)
Net interest income (expense) after provision for credit losses	1,570.2	1,212.3	592.4	(234.5)
Non-interest income	404.2	65.1	317.6	21.5
Non-interest expense	851.4	415.9	413.9	21.6
Income (loss) before income taxes	1,123.0	861.5	496.1	(234.6)
Income tax expense (benefit)	223.8	206.6	120.1	(102.9)
Net income (loss)	$899.2	$654.9	$376.0	$(131.7)

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Pre-Provision Net Revenue by Quarter:
	Three Months Ended
	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
	(in millions)
Net interest income	$639.7	$602.1	$525.0	$449.5	$450.6
Total non-interest income	61.5	61.8	95.0	106.3	110.4
Net revenue	$701.2	$663.9	$620.0	$555.8	$561.0
Total non-interest expense	333.4	305.8	268.9	248.6	237.8
Pre-provision net revenue (1)	$367.8	$358.1	$351.1	$307.2	$323.2
Less:
Provision for credit losses	3.1	28.5	27.5	9.0	13.2
Income tax expense	71.7	65.6	63.4	58.1	64.0
Net income	$293.0	$264.0	$260.2	$240.1	$246.0

Efficiency Ratio by Quarter:
Total non-interest expense	$333.4	$305.8	$268.9	$248.6	$237.8
Divided by:
Total net interest income	639.7	602.1	525.0	449.5	450.6
Plus:
Tax equivalent interest adjustment	9.0	8.5	8.2	8.0	8.4
Total non-interest income	61.5	61.8	95.0	106.3	110.4
	$710.2	$672.4	$628.2	$563.8	$569.4
Efficiency ratio - tax equivalent basis (2)	46.9%	45.5%	42.8%	44.1%	41.8%

Tangible Common Equity:
	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
	(dollars and shares in millions)
Total stockholders' equity	$5,356	$5,021	$4,959	$5,012	$4,963
Less:
Goodwill and intangible assets	680	682	695	698	635
Preferred stock	295	295	295	295	295
Total tangible common equity	4,381	4,044	3,969	4,019	4,033
Plus: deferred tax - attributed to intangible assets	2	3	2	2	2
Total tangible common equity, net of tax	$4,383	$4,047	$3,971	$4,021	$4,035
Total assets	$67,734	$69,165	$66,055	$60,576	$55,983
Less: goodwill and intangible assets, net	680	682	695	698	635
Tangible assets	67,054	68,483	65,360	59,878	55,348
Plus: deferred tax - attributed to intangible assets	2	3	2	2	2
Total tangible assets, net of tax	$67,056	$68,486	$65,362	$59,880	$55,350
Tangible common equity ratio (3)	6.5%	5.9%	6.1%	6.7%	7.3%
Common shares outstanding	108.9	108.9	108.3	108.3	106.6
Tangible book value per share, net of tax (3)	$40.25	$37.16	$36.67	$37.13	$37.84

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Return on Average Tangible Common Equity:
	Three Months Ended
	12/31/2022	9/30/2022	6/30/2022	3/31/2022	12/31/2021
	(in millions)
Net income available to common shareholders	$289.8	$260.8	$257.0	$236.9	$242.5
Divided by:
Average stockholders' equity	5,232.6	5,149.6	5,021.4	4,988.9	4,637.6
Less:
Average goodwill and intangible assets	(681.3)	(694.1)	(697.3)	(679.3)	(610.4)
Average preferred stock	(294.5)	(294.5)	(294.5)	(294.5)	(294.5)
Average tangible common equity	$4,256.8	$4,161.1	$4,029.6	$4,015.1	$3,732.7
Average accumulated other comprehensive loss (income) ("AOCI")	725.7	483.5	355.7	56.7	(34.4)
Average tangible common equity, excluding AOCI	$4,982.5	$4,644.6	$4,385.4	$4,071.8	$3,698.3
Return on average tangible common equity (1)	27.0%	24.9%	25.6%	23.9%	25.8%
Return on average tangible common equity, excluding AOCI (1)	23.1%	22.3%	23.5%	23.6%	26.0%

	Year Ended December 31,
	2022	2021
	(in millions)
Net income available to common shareholders	$1,044.5	$895.7
Divided by:
Average stockholders' equity	5,099.0	4,033.8
Less:
Average goodwill and intangible assets	(688.0)	(528.6)
Average preferred stock	(294.5)	(81.5)
Average tangible common equity	$4,116.4	$3,423.7
Average accumulated other comprehensive loss (income) ("AOCI")	407.5	(56.9)
Average tangible common equity, excluding AOCI	$4,523.9	$3,366.7
Return on average tangible common equity (1)	25.4%	26.2%
Return on average tangible common equity, excluding AOCI (1)	23.1%	26.6%

Non-GAAP Financial Measures Footnotes

(1)	We believe this non-GAAP measurement is a key indicator of the earnings power of the Company.
(2)	We believe this non-GAAP ratio provides a useful metric to measure the efficiency of the Company.
(3)	We believe this non-GAAP metric provides an important metric with which to analyze and evaluate financial condition and capital strength. In addition, we believe that use of tangible equity and tangible assets improves the comparability to other institutions that have not engaged in acquisitions that resulted in recorded goodwill and other intangibles.
CONTACT:
Western Alliance Bancorporation
Dale Gibbons, 602-952-5476